UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 7, 2023

Akoya Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40344	47-5586242
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Campus Drive, 6th Floor Marlborough, MA (Address of principal executive offices)	01752 (Zip Code)

(855) 896-8401

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.00001 per share	AKYA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01 Entry into a Material Definitive Agreement

On June 7, 2023, Akoya Biosciences, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC and Piper Sandler & Co. (collectively, the “Underwriters”), pursuant to which the Company agreed to issue and sell up to 10,005,000 shares of common stock (the “Shares”), which includes 1,305,000 shares (the “Optional Shares”) that may be sold pursuant to a 30-day option to purchase additional shares granted to the Underwriters (the “Offering”). The Shares were offered and sold in the Offering at the public offering price of $5.00 per share and were purchased by the Underwriters from the Company at a price of $4.70 per share, except for 3,509,718 shares purchased by entities affiliated with Telegraph Hill Partners, entities affiliated with PSC Capital Partners LLC and certain of our directors, executive officers and other insiders, which were purchased at the public offering price by the Underwriters.

The Offering was made pursuant to the Company’s effective registration statement on Form S-3 (Registration No. 333-268214), which was previously filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”).

The Company estimates that the net proceeds from the Offering, including the Optional Shares and after deducting the underwriting discounts and commissions and estimated offering expenses payable by the Company, will be approximately $47.8 million. The Company intends to use the net proceeds from the offering for working capital and general corporate purposes.

The Offering is expected to close on June 12, 2023, subject to customary closing conditions.  In the Underwriting Agreement, the Company made customary representations, warranties and covenants and also agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the Underwriters may be required to make because of such liabilities.

Pursuant to the Underwriting Agreement, the Company’s executive officers and directors and certain stockholders entered into agreements in substantially the form included as an exhibit to the Underwriting Agreement filed hereto, providing for a 90-day “lock-up” period with respect to sales of the Company’s common stock, subject to certain exceptions.

The foregoing is a summary description of the Underwriting Agreement and is qualified in its entirety by the text of the Underwriting Agreement attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

A copy of the opinion of DLA Piper LLP (US) relating to the validity of the Shares issued in the Offering is filed herewith as Exhibit 5.1.

Item 8.01 Other Events.

On June 7, 2023, the Company issued a press release announcing the proposed Offering of its Shares. A copy of this press release is attached as Exhibit 99.1 hereto. On June 8, 2023, the Company issued a press release announcing that it had priced the Offering. A copy of this press release is attached as Exhibit 99.2 hereto.

On June 8, 2023, the Underwriters exercised their option to purchase the Optional Shares in full.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibits
1.1	Underwriting Agreement, dated as of June 7, 2023 among Akoya Biosciences, Inc., Morgan Stanley & Co. LLC and Piper Sandler & Co.
5.1	Opinion of DLA Piper LLP (US)
23.1	Consent of DLA Piper LLP (US) (contained in Exhibit 5.1)
99.1	Press Release, dated June 7, 2023, titled “Akoya Biosciences Announces Public Offering of Common Stock”
99.2	Press Release, dated June 8, 2023, titled “Akoya Biosciences Announces Pricing of Public Offering of Common Stock”
104	Cover Page Interactive Data File embedded within the Inline XBRL document)

Forward Looking Statements

Statements in this Current Report on Form 8-K contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, timing of the closing of the Offering and the Company’s intended use of proceeds therefrom. Any forward-looking statements in this report are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this report, including, without limitation, risks and uncertainties related to market conditions and the satisfaction of customary closing conditions related to the Offering, as well as risks and uncertainties detailed in the Company’s periodic filings with the Securities and Exchange Commission (the “SEC”), including, but not limited to, the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and the Company’s subsequent filings with the SEC, including the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023. The Company cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. The Company disclaims any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements. Any forward-looking statements contained in this report represent the Company’s views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 12, 2023	Akoya Biosciences, Inc.

	By:	/s/ Brian McKelligon
Brian McKelligon
Chief Executive Officer

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